UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2007

INTERSECTIONS INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50580 (Commission File Number)	54-1956515 (IRS Employer Identification No.)

14901 Bogle Drive
Chantilly, Virginia 20151
(Address of Principal Executive Offices) (Zip Code)

(703) 488-6100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.Entry into a Material Definitive Agreement

On March 8, 2007, Intersections Inc. (“Intersections”) and Digital Matrix Systems, Inc. (“DMS”) entered into a master agreement (the “Agreement”) under which DMS provides Intersections certain data processing services in connection with credit data retrieved from Intersection’s credit bureau suppliers. Intersections will pay for these services with a combination of fixed monthly fees and transaction fees. In addition, from time to time, under the Agreement DMS may provide certain custom technology development or consulting services to Intersections, on either a fixed fee or time and materials basis. The Agreement supersedes the Software License Agreement dated April 1, 1999, the Support and Maintenance Agreement dated January 6, 2000, and the Letter Agreement dated December 14, 2001, previously in effect between Intersections and DMS.

David A. McGough, the chief executive officer and president of DMS serves as a member of the board of directors of Intersections. DMS provides Intersections with certain services that assist Intersections in monitoring credit on a daily and quarterly basis. Intersections believes that the prices charged by DMS to it are comparable to the prices that are charged by DMS to non-affiliated entities, and the prices charged by Intersections are comparable to the prices that are charged by Intersections to non-affiliated entities.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 14, 2007

INTERSECTIONS INC. By: /s/ Madalyn C. Behneman Name: Madalyn C. Behneman Title: PFO, SVP, Finance and Accounting